UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2008

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 9 to the Credit Agreement with SOF Investments, L.P.—Private IV

On December 19, 2008, American Apparel, Inc. (the “Company”), in its capacity as a Facility Guarantor, American Apparel (USA), LLC, a subsidiary of the Company (“Old American Apparel”), in its capacity as Borrower, and certain other subsidiaries of the Company, in their capacities as Facility Guarantors, entered into Amendment No. 9 to Credit Agreement (the “Ninth Amendment”) with SOF Investments, L.P.—Private IV, as Lender (“SOF”), to amend the Credit Agreement, dated as of July 18, 2007 (as amended, the “SOF Credit Agreement”). Capitalized terms used but not defined in this description of the Ninth Amendment have the respective meanings set forth in the SOF Credit Agreement.

The Ninth Amendment extends the maturity date of the SOF Credit Agreement from January 18, 2009 to April 20, 2009. In addition, the Ninth Amendment amends the SOF Credit Agreement to, among other things: (i) permit the Company to raise additional equity and to enter into up to $15 million of sale-leaseback transactions, (ii) increase the amount of unsecured indebtedness permitted to be incurred by the borrower under the SOF Credit Agreement, (iii) require the Company to raise an additional $16 million of financing by March 13, 2009 and (iv) amend certain financial covenants. Under the terms of the Ninth Amendment, the Company’s capital expenditures are limited to $9,262,000 in the first quarter of 2009 and to approximately $8,500,000 over the second, third and fourth quarters of 2009, in the event that the SOF Credit Agreement is further extended.

In connection with the Ninth Amendment, on December 19, 2008, the Company paid SOF a fee of $2,550,000 and issued to SOF warrants to purchase one million shares of Company common stock at an exercise price of $3 per share, which exercise price is subject to adjustment under certain circumstances (the “Warrants”). Under the terms of the Ninth Amendment, if the Company fails to raise $16 million of financing by March 13, 2009, the Company will be required to issue to SOF warrants to purchase an additional two million shares of Company common stock on the same terms as the Warrants.

The BofA Credit Agreement (described below) matures on the earlier of July 2, 2012 or thirty days prior to the maturity date of the SOF Credit Agreement, unless such maturity results from a permitted refinancing of the SOF Credit Agreement. As a result, if by March 21, 2009 the Company is unable to extend or renew the SOF Credit Agreement, or refinance the SOF Credit Agreement on terms acceptable to the agents under the BofA Credit Agreement, all outstanding obligations under the BofA Credit Agreement would become due and payable on March 21, 2009.

The lender under the SOF Credit Agreement has committed to extend the maturity of the SOF Credit Agreement to January 2010, subject to satisfaction of certain conditions, including the agreement of the Company to make $31,000,000 of amortization payments in 2009 ($3,450,000 due on the date of such extension, $12,550,000 due on April 20, 2009, and $5,000,000 due on each of July 20, 2009, October 20, 2009 and December 20, 2009). The consent of the lenders under the BofA Credit Agreement is required for this extension. To date, the lenders under the BofA Credit Agreement have indicated that an extension on such terms has not been approved, and there is no assurance that the Company will be able to obtain such approval in the future.

The foregoing description is qualified in its entirety by reference to the Ninth Amendment and the Warrants which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by this reference.

Fifth Amendment to the Credit Agreement with Bank of America, N.A.

On December 19, 2008, the Company, in its capacity as Facility Guarantor, Old American Apparel, in its capacity as Lead Borrower, and certain other subsidiaries of the Company, in their capacities as Borrowers or Facility Guarantors, entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with Bank of America, N.A. (successor by merger to LaSalle Business Credit, LLC, as agent for LaSalle Bank Midwest National Association, acting through its division, LaSalle Retail Finance), Wells Fargo Retail Finance, LLC and the lenders party to the Credit Agreement, dated as of July 2, 2007 (as previously amended, the “BofA Credit Agreement”). Capitalized terms used but not defined in this description of the Fifth Amendment have the respective meanings set forth in the BofA Credit Agreement.

The Fifth Amendment amends the BofA Credit Agreement to, among other things: (i) obtain the consent of the lenders under the BofA Credit Agreement to the Ninth Amendment referred to above, (ii) limit the Company’s capital expenditures to $9,262,000 in the first quarter of 2009 and to approximately $8,500,000 over the remainder of 2009, (iii) increase the applicable margin with respect to the loans under the BofA Credit Agreement, (iv) amend the calculation of the borrowing base, (v) permit certain sale-leaseback transactions, (vi) increase the amount of unsecured indebtedness permitted to be incurred by the borrowers under the BofA Credit Agreement and (vii) amend the capital expenditure covenant. In addition, as a precondition to the effectiveness of the Fifth Amendment, Dov Charney was required to make a subordinated loan to Old American Apparel in the amount of $2,500,000.

On December 19, 2008, in accordance with the terms of the Fifth Amendment, Mr. Charney loaned Old American Apparel $2,500,000 in exchange for a promissory note (the “Promissory Note”). The Promissory Note matures in January 2013 and provides for interest at an annual rate of 6%, payable in kind.

In connection with the Fifth Amendment, on December 19, 2008, the Company paid fees to the lenders and agents under the BofA Credit Agreement.

The foregoing description is qualified in its entirety by reference to the Fifth Amendment and the Promissory Note, which are filed hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The Warrants were issued to SOF Investments, L.P. – Private IV in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 19, 2008, the Company issued a press release announcing the amendments of its credit facilities. The press release is furnished herewith as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fifth Amendment to Credit Agreement, dated as of December 19, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A., Wells Fargo Retail Finance, LLC and the Lenders party thereto.

10.2	Warrants to Purchase Shares of Common Stock of American Apparel, Inc., dated December 19, 2008, issued to SOF Investments, L.P.—Private IV.

10.3	Amendment No. 9 to Credit Agreement of American Apparel (USA), LLC, dated as of December 19, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Facility Guarantors party thereto and SOF Investments, L.P.—Private IV.

10.4	Promissory Note, dated December 19, 2008, between American Apparel (USA), LLC, a California limited liability company, as maker, and Dov Charney, as payee.

99.1	Press release, dated December 19, 2008, of American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: December 19, 2008	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Amendment to Credit Agreement, dated as of December 19, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Borrowers and Facility Guarantors party thereto, Bank of America, N.A., Wells Fargo Retail Finance, LLC and the Lenders party thereto.

10.2	Warrants to Purchase Shares of Common Stock of American Apparel, Inc., dated December 19, 2008, issued to SOF Investments, L.P.—Private IV.

10.3	Amendment No. 9 to Credit Agreement of American Apparel (USA), LLC, dated as of December 19, 2008, by and among American Apparel, Inc., American Apparel (USA), LLC, the other Facility Guarantors party thereto and SOF Investments, L.P.—Private IV.

10.4	Promissory Note, dated December 19, 2008, between American Apparel (USA), LLC, a California limited liability company, as maker, and Dov Charney, as payee.

99.1	Press release, dated December 19, 2008, of American Apparel, Inc.